                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of WorldCom, Inc. on Form S-4 of our report dated March 7, 1994 (relating to the financial statements and financial statement schedule of IDB Communications Group, Inc. for the year ended December 31, 1993 not separately presented herein) incorporated by reference in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Los Angeles, California
November 18, 1996